UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2022

SONOCO PRODUCTS COMPANY

(Exact name of registrant as specified in charter)

South Carolina	001-11261	57-0248420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 N. Second St.

Hartsville, South Carolina 29550

(Address of principal executive offices) (Zip Code)

(843) 383-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
No par value common stock	SON	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On June 11, 2022, James M. Micali extended his resignation from the Board of Directors (the “Board of Directors”) of Sonoco Products Company (the “Company”), effective June 20, 2022. Mr. Micali’s resignation was not the result of any disagreement between Mr. Micali and the Company, its management, its Board of Directors or any committee thereof or with respect to any matter relating to the Company’s operations, policies or practices. The Company thanks Mr. Micali for his years of service as the Company’s Lead Independent Director and for his dedication to the Company and the Board of Directors.

CFO Separation Agreement

On May 23, 2022, as disclosed in the Form 8-K filed with the Securities and Exchange Commission on May 25, 2022, the Company and Julie C. Albrecht, the Company’s Vice President and Chief Financial Officer, agreed to a separation effective as of June 30, 2022 (the “Separation Date”). In connection with Ms. Albrecht’s separation, Ms. Albrecht entered into a separation agreement with the Company on June 13, 2022 (the “Albrecht Separation Agreement”).

Pursuant to the Albrecht Separation Agreement, Ms. Albrecht will be eligible to receive the following payments and benefits following the Separation Date: (i) 12 months of annual base salary, payable in installments over 12 months following the Separation Date; (ii) an amount equal to 100% of target annual bonus under the Company’s Annual Cash Incentive Plan for the Company’s 2022 fiscal year, payable at the same time annual bonuses are generally paid to other employees of the Company, but no later than March 15, 2023; (iii) Company reimbursement of costs paid by Ms. Albrecht for coverage under the Company’s group health plan for Ms. Albrecht and her dependents for 12 months following the Separation Date (or such earlier date as Ms. Albrecht becomes eligible for group health coverage from a subsequent employer); (iv) accelerated vesting of 100% of Ms. Albrecht’s DC SERP Account (as defined in the Omnibus Benefit Restoration Plan of the Company (Amended and Restated as of January 1, 2022) (the “Benefit Restoration Plan”)), provided that such amount will be distributed to Ms. Albrecht in accordance with and pursuant to the applicable terms and conditions of the Benefit Restoration Plan; (v) with respect to Ms. Albrecht’s restricted stock unit awards that are eligible to vest based solely upon service-vesting conditions (“RSUs”), the portion of each RSU award that would have otherwise been eligible to vest on the next regularly scheduled vesting date following the Separation Date had Ms. Albrecht remained employed through each such date will vest as of each such regularly scheduled vesting date, and will be settled no later than 30 days following each such date (but in no event later than March 15, 2023) (any remaining unvested RSUs will be automatically cancelled and forfeited as of the Separation Date); (vi) with respect to Ms. Albrecht’s restricted stock unit awards that are eligible to vest based upon both service-vesting conditions and performance-vesting conditions (“PCSUs”), (A) her PCSU award granted on February 12, 2020 will remain outstanding following the Separation Date through the end of the applicable performance period ending on December 31, 2022, will be eligible to performance-vest based on actual achievement of the applicable performance goals as measured by the Company following the end of the performance period, and, to the extent performance-vested at the end of the performance period, will be settled no later than March 15, 2023 (any portion of the PCSU award that does not performance-vest at the end of the applicable performance period will be automatically cancelled and forfeited at such time), and (B) her PCSU awards granted on February 10, 2021 and February 9, 2022 will be automatically cancelled and forfeited as of the Separation Date; and (vii) Company payment of premiums for Ms. Albrecht’s existing executive life insurance benefit for six months following the Separation Date.

The foregoing payments and benefits are subject to Ms. Albrecht’s continued employment with the Company through the Separation Date (provided, however that Ms. Albrecht’s termination by the Company other than for Cause (as defined in the Company’s Change-in-Control Plan) prior to the Separation Date will not alter or reduce the separation benefits to be paid to Ms. Albrecht under the Albrecht Separation Agreement), entry into, and effectiveness of, a release of claims in favor of the Company and continued compliance with restrictive covenants in favor of the Company.

The foregoing summary of the Albrecht Separation Agreement is not complete and is qualified in its entirety by the Albrecht Separation Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending July 3, 2022.

Item 7.01      Regulation FD Disclosure.

On June 16, 2022, the Company issued a press release announcing Mr. Micali’s resignation and the election of Robert R. Hill, Jr., a member of the Board of Directors since 2019, as the Lead Independent Director of the Board of Directors. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Sonoco Products Company, dated June 16, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: June 16, 2022	By:	/s/ John M. Florence, Jr.
		Name:	John M. Florence, Jr.
		Title:	Vice President, Tubes and Cores, U.S. and Canada, General Counsel and Secretary